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                                                                   Exhibit 23.02









               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Aetna Services Inc. (formerly Aetna Life and Casualty Company):

We consent to incorporation by reference in the Registration Statements on:

-    Form S-3      Nos. 333-2682 and 333-2684; and

-    Form S-8      Nos. 333-07073, 333-07077 and 333-10143.

of Travelers Property Casualty Corp. (formerly Travelers/Aetna Property Casualty Corp.) of our report dated February 28, 1996, relating to the combined balance sheets of The Aetna Casualty and Surety Company and The Standard Fire Insurance Company and their Subsidiaries as of December 31, 1995 and 1994, and the related combined statements of income, shareholder's equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report is incorporated by reference in the annual report on Form 10-K of Travelers Property Casualty Corp. for the year ended December 31, 1996. Our report refers to a change to the methods of accounting for certain investments in debt and equity securities, workers' compensation life table indemnity reserves and retrospectively rated reinsurance contracts in 1993.





/s/ KPMG Peat Marwick LLP
Hartford, Connecticut
March  26, 1997